State of Delaware

                Office of the Secretary of State

________________________________________________________________

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "XCL LTD.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MARCH, A.D. 1998, AT 4:30 O'CLOCK P.M.



              [GREAT SEAL OF THE STATE OF DELAWARE]


                                       /s/ Edward J. Freel
[SEAL OF SECRETARY OF STATE]         ____________________________
                              Edward J. Freel, Secretary of State

2147839     8100                     AUTHENTICATION:     8984900

981107295                                      DATE:     03/23/98
     CERTIFICATE OF CORRECTION FILED TO CORRECT
     CERTAIN ERRORS IN THE CERTIFICATE OF
     DESIGNATION OF XCL LTD.
     FILED IN THE OFFICE OF THE SECRETARY OF STATE
     OF DELAWARE ON MARCH 4, 1998






           XCL  Ltd., a corporation organized and existing  under

and  by  virtue of the General Corporation Law of  the  State  of

Delaware, DOES HEREBY CERTIFY that:

          1.        The name of the corporation is XCL Ltd.

2. That a Certificate of Designation was filed by the corporation with the Secretary of State of Delaware on March 4, 1998 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracies or defects of said Certificate to be corrected are as follows:
                (i)     The reference to "Trading Periods" in the

penultimate sentence of the definition of "Closing Price"  is  to be replaced with "trading periods."

                (ii)      The  name "Manufacturers Hanover  Trust

Company"  in  the  last  sentence of the definition  of  "Closing

Price" is to be replaced with "The Chase Manhattan Bank."

                (iii)      The  definition of  "Convertible  Loan

Notes" is to be deleted in its entirety.

               (iv)     The reference to "The International Stock

Exchange  of  the  United  Kingdom and the  Republic  of  Ireland

Limited" in the definition of "The London Stock Exchange"  is  to be replaced with "The London Stock Exchange Limited."

                (v)     Clause (i) of sub-paragraph 8(a) is to be

deleted  in  its  entirety, with the remaining clauses  (ii)  and

(iii) re-designated as clauses (i) and (ii), respectively.

                (vi)      The word "of" is to be inserted in  new

clause   (i)   (formerly  clause  (ii))  of  sub-paragraph   8(a)

immediately after the phrase "used to satisfy the exercise."

          1.        (a)     The definitions of "Closing Price" and "The

London  Stock Exchange Limited" in Paragraph 2 of the Certificate

are corrected to read as follows:

          "Closing Price" of a security on any day means the last

sales price, regular way, per share of such security on such  day as  reported in the principal consolidated reporting system  with respect to such security listed on The American Stock Exchange or

The  New  York Stock Exchange or, if the shares of such  security are  not  listed  or  admitted to trading on The  American  Stock

Exchange  or  The  New  York Stock Exchange,  the  middle  market quotations  for  the shares of such security  (derived  from  The

London Stock Exchange Daily Official List) listed or admitted  to trading  on The London Stock Exchange, or if the shares  of  such security  are  not listed or admitted to trading  on  The  London

Stock  Exchange, the last sales price as reported in  the  Nasdaq

National Market, or if the shares of such security are not listed or admitted to trading in the Nasdaq National Market, the average of  the  high  bid  and low asked prices in the  over-the-counter market as reported by the Nasdaq Stock Market, or if the bid  and asked  prices  on  each  such day shall not  have  been  reported through the Nasdaq Stock Market, the average of the bid and asked prices  for such day as furnished by any New York Stock  Exchange member  firm regularly making a market in such security  selected for such purpose by the Board of Directors or a committee thereof on  each Trading Day during such trading periods.  In any of such alternate  cases  when  such security is  not  traded  in  prices expressed in Dollars, such Closing Price shall be converted  into

Dollars at the spot market exchange rate of pounds sterling  (UK)

into Dollars as quoted by The Chase Manhattan Bank on the date of determination.

           "The  London  Stock Exchange" means the  London  Stock

Exchange Limited.

           (b)      Paragraph  2  of the Certificate  is  further

corrected by the deletion of the definition of "Convertible  Loan

Notes" in its entirety from Paragraph 2.

           (c)     Paragraph 8 of the Certificate is corrected to

read as follows:

     "Paragraph 8.  Other Matters.

          So long as any Amended Series B Preferred Stock remains

     issued and outstanding then:

           (a)   except  as  authorized by  the  adoption  of  an

     appropriate resolution by the affirmative vote or consent of the  holders of the Amended Series B Preferred Stock and any

     Parity Stock in accordance with sub-paragraph 6(d):

           (i)   XCL will not purchase any of its own outstanding

        shares  of  Common Stock otherwise than (A) in accordance

        with  XCL's Stock Option Plans to the extent Common Stock

        is  used to satisfy the exercise of stock options granted

        thereunder;  or  (B)  pursuant to  a  resolution  of  the

        Shareholders adopted at an Extraordinary General  Meeting

        held on December 4, 1987; and

            (ii)    XCL  shall  cause  the  Group  not  to  incur

        Indebtedness  which  shall exceed in aggregate  principal

        amount  an  amount equal to 200 percent of the amount  of

        Shareholders'  Equity of the Group as reported  in  XCL's

        Latest Consolidated Balance Sheet.

          For the purposes of sub-paragraph (ii) above:

          (A)  "Indebtedness" means all borrowed moneys and shall

        be  deemed  to include to the extent not otherwise  taken

        into account:

          (1)     the principal amount raised in respect of loans

          or acceptances by any bank or accepting house under any

          loan facility or acceptance credit opened on behalf  of

          and  in favor of XCL and any corporation a majority  of

          whose  shares of voting securities are owned by XCL  (a

          "Subsidiary");

          (2)     the principal amount of any debentures (secured

          or unsecured) of XCL or any Subsidiary; and

          (3)     the principal amount for which XCL is liable as

          a  guarantor  of,  or surety for the obligations  of  a

          third party;

     But  shall  not  include, as determined in  accordance  with generally accepted U.S. accounting principles:

          (1)     intra-Group debt;

          (2)       the   amount  of  all  consolidated   current

          liabilities of XCL and its Subsidiaries incurred in the

          ordinary  course  of business, other than  for  current

          maturities of long term debt and other than short  term

          borrowings;

          (3)     deferred revenues; and

          (4)     deferred U.S. taxes.

           (B)      "Shareholders'  Equity" means  the  aggregate

        amount   appearing  as  shareholders'   equity   in   the

        applicable   Latest   Consolidated   Balance   Sheet   as

        determined  in  accordance  with  generally  accepted  US

        accounting principles;

           (C)      "Latest Consolidated Balance Sheet" means  at

        any  date the then latest published consolidated  balance

        sheet  of the Group prepared in accordance with generally

        accepted  US  accounting principles and  which  has  been

        audited  and  has been reported on by XCL's auditors  for

        the time being.

          (D)     "the Group" means XCL and its Subsidiaries from

        time to time.

           (b)      XCL  shall concurrently send a copy of  every

     report  and financial statement sent to its Shareholders  to every holder of Amended Series B Preferred Stock."

           IN  WITNESS  WHEREOF, said XCL Ltd.  has  caused  this

Certificate to be signed by Lisha Falk, its Secretary, this  __th day of March, 1998.



                                            /s/ Lisha C. Falk

                                        By  Lisha Falk, Secretary
                                                  (Title)